Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

MedAssets, Inc.

Alpharetta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-148968, No. 333-156505 and No. 333-172740) of MedAssets, Inc. of our report dated February 26, 2010 except for Note 13 as to which date is September 29, 2011, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

(formerly known as BDO Seidman, LLP)

Atlanta, Georgia

February 27, 2012